PRESS RELEASE

             OCEAN SHORE HOLDING CO. REPORTS THIRD QUARTER EARNINGS

         Ocean City, New Jersey - October 26, 2005 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income of $778,000, or $.09 per share (basic and diluted), for the quarter ended September 30, 2005, as compared to $643,000 for the third quarter of 2004. Net income for the nine months ended September 30, 2005 was $2,311,000, or $.27 per share (basic and diluted), as compared to $2,062,000 for the same period in 2004. Per share amounts for the prior year are not applicable as Ocean Shore Holding Co. was wholly-owned by its mutual holding company during those periods.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of seven full-service banking offices in eastern New Jersey.

NET INTEREST INCOME AND NET INTEREST MARGIN IMPROVE OVER PRIOR YEAR

          Net interest income grew 19.0% for the third quarter of 2005 compared to the third quarter of 2004 and 13.8% for the first nine months of 2005 compared to the same period in 2004. The growth in net interest income was mainly the result of growth in average interest-earning assets for both periods. The growth in average assets generally occurred in the loan portfolio, which increased by 21.0% over 2004 in the third quarter and increased by 16.7% in the first nine months of 2005 over the comparable 2004 period.

         Net interest margin increased to 3.09% from 2.86% for the third quarter of 2005 compared to the third quarter of 2004 and to 3.04% from 2.94% for the nine months ended September 2005 compared to the same period in 2004. The average yield on the loan portfolio increased 19 basis points for the third quarter of 2005 compared to 2004 while increasing 3 basis points during the first nine months of 2005 compared to 2004. The average cost of interest-bearing deposits increased as municipal deposit rates rose with the rise in short-term interest rates.

TOTAL ASSETS AND DEPOSITS GROW

         Total assets grew 7.0% to $565.3 million at September 30, 2005 from December 31, 2004. The loan portfolio grew 16.6% to $397.3 million, while investment and mortgage-backed securities declined 13.5% to $101.0 million. Real estate mortgage loans grew by $40.1 million, consumer loans grew by $7.9 million and commercial and construction loans increased by $8.4 million.

         Deposits grew 8.3% to $449.8 million at September 30, 2005 from December 31, 2004. The Company continued its focus on non-interest bearing deposits, which increased 43.3% to $50.6 million. Non-interest bearing commercial checking accounts increased $11.2 million during the period. FHLB advances and subordinated debt were unchanged from December 31, 2004, while other borrowings increased 9.8% to $25.1 million at September 30, 2005.


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SALARIES, DATA PROCESSING AND PROFESSIONAL SERVICES IMPACT OTHER EXPENSES

         The efficiency ratio in the third quarter of 2005 rose to 70.1% from 69.4% in 2004 due to other expenses of $3.2 million for the quarter, compared to $2.7 million for the third quarter of 2004. The efficiency ratio rose to 69.2% for the nine months ended September 30, 2005 from 68.5% in 2004 due to other expenses of $9.1 million for the period, compared to $8.0 million for the nine months ended September 30, 2004. Salary and employee benefits expense increased over the prior year due primarily to regular salary increases and higher costs of employee benefits. The Company also experienced increases in occupancy and equipment expense due to increases in data processing expenses related to improvements to network security, increased accounting and legal services due to additional compliance requirements associated with being a public company and increases associated with the opening of a new branch office.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent. Non-performing assets totaled $60,000 at September 30, 2005. Net charge-offs were $6,000 for the first nine months of 2005, compared to $10,000 in the same period last year. The allowance for loan losses was .42% of total loans at September 30, 2005 compared to .43% of total loans at December 31, 2004.


         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.



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

SELECTED FINANCIAL CONDITION DATA (UNAUDITED)

                                                      -------------------------------------
                                                            AS OF              AS OF
                                                          9-30-2005         12-31-2004        % CHANGE
                                                      ------------------ ------------------ -------------
                                                                (IN THOUSANDS)
Total assets                                             $565,320            $528,444            7.0
Cash and cash equivalents                                  41,673              47,396          -12.1
Investment securities                                      55,296              62,621          -11.7
Mortgage-backed securities                                 45,754              54,182          -15.6
Loans receivable, net                                     397,280             340,585           16.6
Deposits                                                  449,758             415,328            8.3
FHLB advances                                              10,000              10,000            0.0
Subordinated debt                                          15,464              15,464            0.0
Other borrowings                                           25,080              22,840            9.8
Stockholder's equity                                       59,773              59,795            0.0

                                                       THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                       SEPTEMBER 30, 2005                  SEPTEMBER 30, 2004
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                             AVERAGE
                                                   BALANCE         YIELD/COST          BALANCE          YIELD/COST
                                                ---------------------------------------------------------------------
                                                                       (DOLLARS IN THOUSANDS)
Loans                                             $385,064            5.70%            $318,317            5.51%
Investment securities                              107,154            4.25%             109,778            4.14%
Other interest-earning assets                       14,680            3.48%              33,057            1.46%
Interest-bearing deposits                          389,605            2.16%             377,710            1.69%
Total borrowings                                    51,272            5.71%              60,049            5.03%

Interest rate spread                                                  2.76%                                2.75%
Net interest margin                                                   3.09%                                2.86%


                                                       NINE MONTHS ENDED                    NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2005                  SEPTEMBER 30, 2004
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                             AVERAGE
                                                   BALANCE         YIELD/COST          BALANCE          YIELD/COST
                                                ---------------------------------------------------------------------
                                                                       (DOLLARS IN THOUSANDS)

Loans                                             $362,511            5.62%            $310,685            5.59%
Investment securities                              112,240            4.18%             115,194            4.10%
Other interest-earning assets                       21,246            2.85%              25,994            1.20%
Interest-bearing deposits                          384,367            2.01%             370,824            1.66%
Total borrowings                                    50,023            5.70%              60,783            4.93%

Interest rate spread                                                  2.74%                                2.84%
Net interest margin                                                   3.04%                                2.94%


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

SELECTED OPERATIONS DATA (UNAUDITED)


                                     THREE MONTHS ENDED                            NINE MONTHS ENDED
                                        SEPTEMBER 30,                                 SEPTEMBER 30,
                                 -----------------------------                -----------------------------
                                     2005            2004         % CHANGE         2005           2004         % CHANGE
                                 --------------  -------------  ------------- --------------- ------------- ---------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 Interest and dividend income    $    6,757        $   5,646         19.7       $   19,259       $   16,801       14.6
 Interest expense                     2,836            2,351         20.6            7,933            6,852       15.8
                                 ----------        ---------                    ----------       ----------
      Net interest income             3,921            3,295         19.0           11,326            9,949       13.8

 Provision for loan losses               75               90        -16.7              225              270      -16.7
                                 ----------        ---------                    ----------      -----------
 Net interest income after
    provision for loan losses         3,846            3,205         20.0           11,101            9,679       14.7

 Other income                           621              641         -3.0            1,761            1,759        0.1
 Other expense                        3,183            2,732         16.5            9,061            8,018       13.0
                                 ----------        ---------                    ----------       ----------

 Income before taxes                  1,284            1,114         15.3            3,801            3,420       11.1
 Provision for income taxes             506              471          7.5            1,490            1,358        9.7
                                 ----------        ---------                    ----------       ----------

      Net Income                 $      778        $     643         21.1       $    2,311       $    2,062       12.1
                                 ==========        =========                    ==========       ==========

 Earnings per share basic        $     0.09              N/A                    $     0.27              N/A
 Earnings per share diluted      $     0.09              N/A                    $     0.27              N/A

 Average shares outstanding:
 Basic                            8,437,655              N/A                     8,444,395              N/A
 Diluted                          8,456,455              N/A                     8,450,731              N/A



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

ASSET QUALITY DATA (UNAUDITED)
                                                             -------------------------------------
                                                                NINE MONTHS
                                                                   ENDED           YEAR ENDED
                                                               SEPTEMBER 30,      DECEMBER 31,
                                                                   2005              2004
                                                             -------------------------------------
                                                                    (DOLLARS IN THOUSANDS)
Allowance for Loan Losses:
Allowance at beginning of period                                  $1,466             $1,116
Provision for loan losses                                            225                360
Recoveries                                                             3                  6
Charge-offs                                                            9                 16
                                                                  ------             ------
Net charge-offs                                                        6                 10
                                                                  ------             ------

Allowance at end of period                                        $1,685             $1,466
                                                                  ======             ======
Allowance for loan losses as a percent of total loans               0.42%              0.43%
Allowance for loan losses as a percent of
  nonperforming loans                                                N/M                N/M


                                                                   AS OF             AS OF
                                                                 9-30-2005         12-31-2004
                                                             -------------------------------------
Nonperforming Assets:                                               (DOLLARS IN THOUSANDS)
Nonaccrual loans:
   Mortgage loans                                                 $   60             $    0
   Commercial business loans                                           0                  0
   Consumer loans                                                      0                  4
                                                                  ------             ------
        Total                                                         60                  4

Real estate owned                                                      0                  0
Other nonperforming assets                                             0                  0

Total nonperforming assets                                        $   60             $    4
                                                                  ======             ======
Nonperforming loans as a percent of total loans                     0.02%               N/M
Nonperforming assets as a percent of total assets                   0.01%               N/M

SELECTED FINANCIAL RATIOS (UNAUDITED)

                                                            ------------------------------------
                                                               NINE MONTHS
                                                                  ENDED            YEAR ENDED
                                                            ------------------------------------
                                                                9-30-2005          12-31-2004
                                                            ----------------- ------------------
SELECTED PERFORMANCE RATIOS (1):
Return on average assets                                          0.57%               0.26%
Return on average equity                                          5.06%               4.95%
Interest rate spread                                              2.74%               2.79%
Net interest margin                                               3.04%               2.90%
Efficiency ratio (2)                                             69.24%              82.74%

(1)  Ratios for the nine-month period are annualized.
(2) The efficiency ratio for the year ended December 31, 2004 includes a $2,000,000 donation to the Ocean City Home Charitable Foundation.

===============================
Contact:

        Ocean Shore Holding Co.
        Steven E. Brady
        Donald F. Morgenweck
        609-399-0012